UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 4, 2017

Federal-Mogul Holdings Corporation

(Exact name of registrant as specified in its charter)

Delaware	001-34029	46-5182047
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

27300 West 11 Mile Road, Southfield, Michigan	48034
(Address of principal executive offices)	(Zip Code)

(248) 354-7700

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 3.01.	NOTICE OF DELISTING OR FAILURE TO SATISFY A CONTINUED LISTING RULE OR STANDARD; TRANSFER OF LISTING

On January 4, 2017, Federal-Mogul Holdings Corporation (the “Company”), received a letter from the staff of the Listing Qualifications Department of The Nasdaq Stock Market (“NASDAQ”) notifying the Company that the Company no longer complies with NASDAQ Listing Rules 5620(a) and 5810(c)(2)(G) for continued listing due to its failure to hold an annual meeting of stockholders within twelve months of the end of the Company’s fiscal year ended December 31, 2015. As a result, as of January 4, 2017, the Company has 45 calendar days to submit a plan to NASDAQ to regain compliance. If NASDAQ accepts the Company’s plan, NASDAQ can grant an exception of up to 180 calendar days from the fiscal year end, or until June 29, 2017, to allow the Company to regain compliance.

The Company’s decision to postpone its 2016 annual meeting of stockholders relates to the pending merger of the Company with IEH FM Holdings LLC (“Merger Sub”). As previously disclosed, the Company entered into merger discussions with Icahn Enterprises L.P. (“IEP”) in February 2016 and there is a pending cash tender offer (the “Offer”) for Merger Sub to purchase all of the issued and outstanding shares of common stock, par value $0.01 per share, of the Company (the “Common Stock”) not already owned by Merger Sub and its affiliates at a price of $10.00 per share, net to the seller in cash, without interest, less any applicable tax withholding. The Offer will expire on January 17, 2017. When negotiations regarding a potential merger commenced in February 2016 and an Agreement and Plan of Merger among the Company, American Entertainment Properties and Merger Sub (the “Merger Agreement”) ultimately was executed in September 2016, the Company anticipated that the Offer and related transactions, including the ultimate delisting of the Common Stock from NASDAQ if the Offer was successful, would be completed before the end of the 2016 fiscal year. As a result, the Company decided to postpone its 2016 annual meeting of stockholders pending a conclusion of the Offer, with the plan to schedule a meeting if the Offer was not successful and a merger was not consummated. As a result of the several extensions of the Offer by Merger Sub, most recently to January 17, 2017, the Company ultimately failed to hold an annual meeting during the 2016 fiscal year in violation of NASDAQ Listing Rules 5620(a) and 5810(c)(2)(G).

Merger Sub has indicated that no further extensions of the Offer will occur and if the conditions to the Offer are not satisfied upon the final expiration of the Offer on January 16, 2017, the Merger Agreement will be terminated. If the Merger Agreement is terminated, the Company intends to submit to NASDAQ, within the next 45 calendar days, a plan to regain compliance. Pursuant to its plan, if the Offer is not consummated, the Board will set a record date for an annual meeting of stockholders, which the Company will endeavor to hold in May 2017. The proxy statement for such annual meeting being distributed to the Company’s stockholders must be accompanied by or preceded by the delivery of its Annual Report on Form 10-K for the fiscal year ended December 31, 2016 as required by Rule 14a-3(b) under the Securities Exchange Act of 1934, as amended. It is anticipated that the Form 10-K for the Company’s fiscal year ended December 31, 2016 will be completed and filed with the Securities and Exchange Commission on or before February 28, 2017. There can be no assurances that NASDAQ will accept the Company’s plan to regain compliance or that the Company will be able to achieve or maintain compliance with the NASDAQ continued listing requirements. If, however, the Merger Agreement is not terminated and the conditions to the Offer are satisfied and the related merger is consummated, it is anticipated that the Common Stock will be delisted from NASDAQ.

The summary of the Offer and the Merger Agreement contained herein are not intended to be complete. Complete terms and conditions of the Offer are set forth in Offer to Purchase and Letter of Transmittal and the Solicitation/Recommendation Statement on Schedule 14D-9 and other materials filed with the Securities and Exchange Commission on September 26, 2016, each as subsequently amended.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this Report to be signed on its behalf by the undersigned, thereunto duly authorized.

Federal-Mogul Holdings Corporation
(Registrant)
Date: January 6, 2017

/s/ Michelle Epstein Taigman
	By:	Michelle Epstein Taigman
Senior Vice President, General Counsel and Secretary

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